Exhibit 1.1

FANGDD NETWORK GROUP LTD.

[•] AMERICAN DEPOSITARY SHARES

REPRESENTING

[ • ] CLASS A ORDINARY SHARES, PAR VALUE US$0.0000001 PER SHARE

UNDERWRITING AGREEMENT

[•], 2019

MORGAN STANLEY & CO. LLC

1585 Broadway

New York, NY 10036

United States

CITIGROUP GLOBAL MARKETS INC.

388 Greenwich Street

New York, NY 10013

United States

UBS SECURITIES LLC

1285 Avenue of the Americas

New York, NY 10019

United States

CHINA INTERNATIONAL CAPITAL CORPORATION HONG KONG SECURITIES LIMITED

29th Floor, One International Finance Center

1 Harbour View Street

Central, Hong Kong

AMTD GLOBAL MARKETS LIMITED

23/F-25/F, Nexxus Building

41 Connaught Road Central

Hong Kong

as Representatives of the several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

Fangdd Network Group Ltd., a Cayman Islands exempted company (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [•] Class A ordinary shares, par value US$0.0000001 per share, of the Company (the “Firm Shares”) in the form of [•] American Depositary Shares (as defined below).

The Company also proposes to issue and sell to the several Underwriters not more than an additional [•] Class A ordinary shares, par value US$0.0000001 per share, of the Company (the “Additional Shares”) in the form of [•] American Depositary Shares if and to the extent that you, as representatives of the Underwriters (“Representatives”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such ordinary shares granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The Class A ordinary shares, par value US$0.0000001 per share, of the Company (together with the Class B ordinary shares of the Company) to be issued and outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Ordinary Shares.”

The Underwriters will take delivery of the Shares in the form of American Depositary Shares (the “American Depositary Shares” or the “ADSs”). The American Depositary Shares are to be issued pursuant to a deposit agreement dated [•], 2019 (the “Deposit Agreement”) among the Company, The Bank of New York Mellon, as Depositary (the “Depositary”), and the owners and holders from time to time of the American Depositary Shares issued under the Deposit Agreement. Each American Depositary Share will initially represent the right to receive 25 Ordinary Shares deposited pursuant to the Deposit Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (No. 333-234130), including a prospectus, relating to the Shares and a registration statement on Form F-6 relating to the ADSs. The registration statement relating to the Shares, as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional Ordinary Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. A registration statement on Form F-6 (No. 333-234295) relating to the ADSs has been filed with the Commission (such registration statement on Form F-6, including all exhibits thereto, as amended at the time such registration statement becomes effective, being hereafter referred to as the “ADS Registration Statement”). The Company has also filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement on Form 8-A (No. 001-39109) (the “Form 8-A Registration Statement”) to register the Ordinary Shares and the ADSs under Section 12(b) of the Exchange Act.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) Effectiveness of Registration Statements. Each of the Registration Statement and the ADS Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The Form 8-A Registration Statement has become effective as provided in Section 12 of the Exchange Act. The Company has complied with each request, if any, from the Commission for additional information.

(b) Compliance with Securities Law. (i) Each of the Registration Statement and the ADS Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the ADS Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares or ADSs in connection with the offering when the Prospectus is not yet available to prospective purchasers, the Time of Sale Prospectus does not, and at the Closing Date (as defined in Section 4) and at each Option Closing Date (as defined in Section 2), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) at the time of each sale of the Shares or ADSs in connection with the offering when the Prospectus is not yet available to prospective purchasers, each free writing prospectus, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein, it being understood and agreed that the only such information consists of the Underwriter information described as such in Section 8(b) hereof.

(c) Ineligible Issuer Status and Issuer Free Writing Prospectus. The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus. The Company has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show. Any such free writing prospectus, as of its issue date and at all subsequent times through the completion of the sale of the ADSs, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, the Time of Sale Prospectus or any preliminary or other prospectus deemed to part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d) Testing-the-Waters Communication. (A) From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged, directly or through any person authorized to act on its behalf, in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. (B) The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act, and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. (C) The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule II hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, no individual Written Testing-the-Waters Communications, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) Good Standing of the Company. The Company has been duly incorporated, is validly existing as an exempted company in good standing with the Registrar of Companies under the laws of the Cayman Islands, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries (as defined below) and Affiliated Entities (as defined below), taken as a whole, or on the ability or power of the Company or its Subsidiaries or Affiliated Entities to carry out their obligations under this Agreement and the Deposit Agreement (a “Material Adverse Effect”). The currently effective memorandum and articles of association or other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect. The fifth amended and restated memorandum and articles of association of the Company adopted on October 8, 2019, filed as Exhibit 3.2 to the Registration Statement, comply with the requirements of applicable Cayman Islands law and, immediately prior to closing on the Closing Date of the Shares offered and sold hereunder, will be in full force and effect. Complete and correct copies of all constitutive documents of the Company and all amendments thereto have been delivered to the Representatives; no change will be made to any such constitutive documents on or after the date of this Agreement through and including the Closing Date.

(f) Subsidiaries and Affiliated Entities. Each of the Company’s direct and indirect subsidiaries (as defined in Rule 405 under the Securities Act) of the Company (each a “Subsidiary” and collectively, the “Subsidiaries”) and each of the entities through which the Company conducts its operations in the People’s Republic of China (“PRC”) by way of contractual arrangements (each an “Affiliated Entity” and collectively, the “Affiliated Entities”) has been identified in Schedule IV hereto. Each of the Subsidiaries and Affiliated Entities has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its properties and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the equity interests of each Subsidiary have been duly and validly authorized and issued, are paid in accordance with the applicable laws of its jurisdiction and its articles of association and non-assessable and are owned by the Company, free and clear of all liens, encumbrances, equities or claims; and all of the equity interests of each Affiliated Entity have been duly and validly authorized and issued, are paid in accordance with the applicable laws of its jurisdiction and its articles of association and non-assessable, are owned as described in the Time of Sale Prospectus and, except as described in the Time of Sale Prospectus, are free and clear of all liens, encumbrances, equities or claims. The equity interests of each of the Subsidiaries and Affiliated Entities were not issued in violation of preemptive or similar rights of any security holder of such Subsidiary or Affiliated Entity. All of the constitutive or organizational documents of each of the Subsidiaries and Affiliated Entities comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. Apart from the Subsidiaries and Affiliated Entities, the Company does not have direct or indirect effective control over any other entity.

(g) Corporate Structure Contracts and Ownership Structure.

(A) The description of the corporate structure of the Company (the “Ownership Structure”) and the various contracts among the relevant Subsidiary, the shareholders of the relevant Affiliated Entity and the relevant Affiliated Entity, as the case may be (each a “Corporate Structure Contract” and collectively the “Corporate Structure Contracts”), as set forth in the Time of Sale Prospectus under the captions “Corporate History and Structure” and “Related Party Transactions” and filed as Exhibits [10.6] through [10.12] to the Registration Statement, is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading in any material respect. There is no other material agreement, contract or other document relating to the corporate structure or the operation of the Company together with its Subsidiaries and Affiliated Entities taken as a whole, which has not been previously disclosed or made available to the Underwriters and disclosed in the Time of Sale Prospectus.

(B) Each Corporate Structure Contract has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any Corporate Structure Contract by the parties thereto, except as already obtained or disclosed in the Time of Sale Prospectus; and no consent, approval, authorization, order, filing or registration that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed. The corporate structure of the Company complies with all applicable PRC laws and regulations, and neither the Ownership Structure nor the Corporate Structure Contracts violate, breach, contravene or otherwise conflict with any applicable PRC laws, except as disclosed in the Time of Sale Prospectus. There is no legal or governmental proceeding, inquiry or investigation pending against the Company, the Subsidiaries or the Affiliated Entities or the shareholders of the Affiliated Entities in any jurisdiction challenging the validity of any of the Corporate Structure Contracts, and to the knowledge of the Company, no such proceeding, inquiry or investigation is threatened in any jurisdiction.

(C) The execution, delivery and performance of each Corporate Structure Contract by the parties thereto do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company or any of the Subsidiaries or Affiliated Entities pursuant to (i) the constitutive or organizational documents of the Company or any of the Subsidiaries or Affiliated Entities, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or Affiliated Entities or any of their properties, or any arbitration award, or (iii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries or Affiliated Entities is a party or by which the Company or any of the Subsidiaries or Affiliated Entities is bound or to which any of the properties of the Company or any of the Subsidiaries or Affiliated Entities is subject, except, in the case of (ii) and (iii), where such conflict, breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect. Each Corporate Structure Contract is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such Corporate Structure Contract. None of the parties to any of the Corporate Structure Contracts has sent or received any communication regarding termination of, or intention not to renew, any of the Corporate Structure Contracts, and no such termination or non-renewal has been threatened by any of the parties thereto.

(D) The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the Affiliated Entities, through its ability to exercise the voting rights of the shareholders of the relevant Affiliated Entities, except as disclosed in the Time of Sale Prospectus.

(h) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(i) Authorization of the Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(j) Due Authorization of Registration Statements. The Registration Statement, the preliminary prospectus, the Prospectus, any issuer free writing prospectus and the ADS Registration Statement and the filing of the Registration Statement, the Prospectus, any issuer free writing prospectus, the ADS Registration Statement and the Form 8-A Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement, the ADS Registration Statement and the Form 8-A Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company.

(k) Share Capital. The authorized share capital of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(l) Ordinary Shares. (A) The Ordinary Shares issued and outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized, issued and are validly issued, fully paid and non-assessable. As of the date hereof, the Company has authorized, issued and outstanding capitalization as set forth in the sections of the Time of Sale Prospectus and the Prospectus under the headings “Capitalization” and “Description of Share Capital” and, as of the Closing Date, the Company shall have authorized and outstanding capitalization as set forth in the sections of the Time of Sale Prospectus and the Prospectus under the headings “Capitalization” and “Description of Share Capital.” (B) Except as described in the Time of Sale Prospectus, there are (i) no outstanding securities issued by the Company convertible into or exchangeable for, rights, warrants or options to acquire from the Company, or obligations of the Company to issue, Ordinary Shares or any of the share capital of the Company, and (ii) no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any share capital of, or any direct interest in, any of the Company’s Subsidiaries or Affiliated Entities.

(m) American Depositary Shares. The American Depositary Shares, when issued by the Depositary against the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, will be duly authorized and validly issued, and the persons in whose names such American Depositary Shares are registered will be entitled to the rights of registered holders of American Depositary Shares specified therein and in the Deposit Agreement.

(n) Shares. The Shares to be sold by the Company have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive rights, resale rights, rights of first refusal or similar rights. The Shares, when issued against payment therefor in accordance with the terms of this Agreement, will be free of any restriction upon the voting or transfer thereof, except as set out in the Company’s fifth amended and restated memorandum and articles of association, and may be deposited by the Company with the Depositary against issuance of American Depositary Shares representing the Shares. The Shares represented by the ADSs, when issued, are freely transferable by the Company to or for the account of the several Underwriters and the initial purchasers thereof, and, except as described in the Time of Sale Prospectus, there are no restrictions on such transfer and subsequent transfers of the Shares under the laws of the Cayman Islands, the PRC, or the United States.

(o) Accurate Disclosure. The statements in the Time of Sale Prospectus and the Prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulations,” “Related Party Transactions,” “Shares Eligible for Future Sale,” “Description of Share Capital,” “Description of American Depositary Shares,” “Taxation” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate, complete and fair summaries of such matters described therein in all material respects.

(p) Compliance with Law, Constitutive Documents and Contracts. Neither the Company nor any of the Subsidiaries or Affiliated Entities is (a) in breach or violation of any provision of applicable law (including, but not limited to, any applicable law concerning information collection and user privacy protection) or (b) in breach or violation of its respective constitutive documents, or (c) in default under (nor has any event occurred that, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any agreement or other instrument that is binding upon the Company or any of the Subsidiaries or Affiliated Entities, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Subsidiaries or Affiliated Entities, except in the cases of (a) and (c) above, where any such breach, violation or default would not have a Material Adverse Effect.

(q) Absence of Defaults and Conflicts Resulting from Transaction. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement will not contravene (i) any provision of applicable law or the memorandum and articles of association or other constitutional documents of the Company, (ii) any agreement or other instrument binding upon the Company or any of its Subsidiaries and Affiliated Entities that is material to the Company and its Subsidiaries and Affiliated Entities, taken as a whole, or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its Subsidiaries or Affiliated Entities, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the Deposit Agreement, except such as may be required by the securities or Blue Sky laws of the various states of the United States of America in connection with the offer and sale of the Shares or the ADSs.

(r) No Material Adverse Change in Business. Since the end of the period covered by the latest audited financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and except as described in the Time of Sale Prospectus and the Prospectus, (i) there has not occurred any material adverse change, or any development or event involving a prospective material adverse change, in the condition, financial or otherwise, results of operations, business, properties or prospects of the Company and its Subsidiaries and Affiliated Entities, taken as a whole, (ii) there has been no purchase of its own outstanding share capital by the Company, no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital, (iii) there has been no material adverse change in the share capital, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its Subsidiaries and Affiliated Entities, taken as a whole, (iv) neither the Company nor any of its Subsidiaries or Affiliated Entities has (1) entered into or assumed any material transaction or agreement, (2) incurred, assumed or acquired any material liability or obligation, direct or contingent, (3) acquired or disposed of or agreed to acquire or dispose of any business or any other asset, or (4) agreed to take any of the foregoing actions that would, in the case of any of clauses (1) through (4) above, have a Material Adverse Effect and that are not otherwise described in the Time of Sale Prospectus; and (v) neither the Company nor any of its Subsidiaries or Affiliated Entities has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

(s) No Pending Proceedings. There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) to which the Company or any of its Subsidiaries or Affiliated Entities or any of their executive officers, directors or key employees is a party or to which any of the properties of the Company or any of its Subsidiaries or Affiliated Entities is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a Material Adverse Effect or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described in all material respects.

(t) Preliminary Prospectuses. Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(u) Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Shares and ADSs and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(v) Environmental Laws. (A) The Company and its Subsidiaries and Affiliated Entities (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect. (B) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(w) Registration Rights, Lock-up Letter. Except as disclosed in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Restricted Period referred to in Section 6(v) hereof. Each person or entity set forth on Schedule III hereto, which includes all officers, directors who beneficially own shares or share-based awards of the Company, shareholders, and certain option holders holding in the aggregate no less than 80% of the granted and outstanding share-based awards as of the date hereof, has furnished to Morgan Stanley & Co. LLC (the “Lock-up Agent”) on or prior to the date hereof a letter or letters substantially in the form of Exhibit A hereto (the “Lock-up Letter”).

(x) Compliance with Anti-Corruption Laws. (i) None of the Company or its subsidiaries, or Affiliated Entities, or any director, officer or employee thereof, or, to the Company’s knowledge, any agent, affiliate or representative, or any other person associated with or acting on behalf of the Company or of any of its subsidiaries, Affiliated Entities, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and its subsidiaries and Affiliated Entities have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor any of its subsidiaries or Affiliated Entities will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(y) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries and Affiliated Entities are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Organized and Serious Crimes Ordinance (Chapter 455 of the Laws of Hong Kong), the Anti-Money Laundering and Counter Terrorist Financing (Financial Institutions) Ordinance (Chapter 615 of the Laws of Hong Kong, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries and Affiliated Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or Affiliated Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(z) Compliance with OFAC. (i) None of the Company, any of its subsidiaries or Affiliated Entities, or any director, officer or employee thereof, or, to the Company’s knowledge, any agent, affiliate or representative or other person associated with or acting on behalf of the Company or any of its subsidiaries or Affiliated Entities, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are or have been:

(A) the subject of any sanctions administered or enforced by the U.S. government, including the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), the Hong Kong Monetary Authority (“HKMA”) or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii) The Company, any of its subsidiaries or Affiliated Entities will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, Affiliated Entities, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past five years, the Company and its subsidiaries and Affiliated Entities have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

It is acknowledged and agreed that this clause is sought and given, unless (and to the extent that) to do so would be impermissible pursuant to Regulation (EC) 2271/96.

(aa) Property. The Company and its Subsidiaries and Affiliated Entities have good and marketable title to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries and Affiliated Entities, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries and Affiliated Entities; and any real property and buildings held under lease by the Company and its Subsidiaries and Affiliated Entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries and Affiliated Entities, in each case except as described in the Time of Sale Prospectus.

(bb) Liquidity and Capital Resources. The Registration Statement, the Time of Sale Prospectus and the Prospectus fairly and accurately describe all material trends, demands, commitments, events, uncertainties and the potential effect thereof known to the Company, and that the Company believes would materially affect its liquidity and are reasonably likely to occur.

(cc) Merger or Consolidation. Neither the Company nor any of its Subsidiaries or Affiliated Entities is a party to any effective memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses which is required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and which is not so described.

(dd) Termination of Contracts. Neither the Company nor any of its Subsidiaries or Affiliated Entities has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or required to be filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its Subsidiaries or Affiliated Entities, or to the knowledge of the Company after due inquiry, by any other party to any such contract or agreement, except for such termination or non-renewal that would not have a Material Adverse Effect.

(ee) Related Party Transactions. No material relationships or material transactions, direct or indirect, exist between any of the Company or its Subsidiaries and Affiliated Entities on the one hand and their respective shareholders, affiliates, officers and directors or any affiliates or family members of such persons on the other hand, except as described in the Time of Sale Prospectus.

(ff) Possession of Intellectual Property. The Company and its Subsidiaries and Affiliated Entities own, possess, have been authorized to use or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, domain names, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed in the Time of Sale Prospectus to be conducted by them, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Time of Sale Prospectus, (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its Subsidiaries or Affiliated Entities; (ii) there is no material infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company or its Subsidiaries or Affiliated Entities or third parties of any of the Intellectual Property Rights of the Company or its Subsidiaries or Affiliated Entities; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or the Subsidiaries’ or Affiliated Entities’ rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary or Affiliated Entity infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company or its Subsidiaries or Affiliated Entities in their businesses has been obtained or is being used by the Company or its Subsidiaries or Affiliated Entities in violation of any contractual obligation binding on the Company or its Subsidiaries or Affiliated Entities in violation of the rights of any persons, except in each case covered by clauses (i) to (vi) such as would not, if determined adversely to the Company or its Subsidiaries or Affiliated Entities, individually or in the aggregate, have a Material Adverse Effect.

(gg) Absence of Labor Disputes; Compliance with Labor Laws. No material labor dispute with the employees of the Company or any of its Subsidiaries or Affiliated Entities exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of the principal suppliers or contractors of the Company and its Subsidiaries and Affiliated Entities, that could have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and its Subsidiaries and Affiliated Entities are and have been at all times in compliance with applicable labor laws and regulations in all material respects, and no governmental investigation or proceedings with respect to labor law compliance exists or, to the knowledge of the Company, is imminent.

(hh) Insurance. The Company and each of its Subsidiaries and Affiliated Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its Subsidiaries or Affiliated Entities has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries or Affiliated Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(ii) Possession of Licenses and Permits. Each of the Company and its Subsidiaries and Affiliated Entities possesses all licenses, certificates, authorizations, declarations and permits issued by, and has made all reports to and filings with, the appropriate national, local or foreign regulatory authorities having jurisdiction over the Company and its Subsidiaries and Affiliated Entities and their respective assets and properties, necessary for the Company and each of its Subsidiaries and Affiliated Entities to conduct their respective businesses, except for such failure to possess, report or file that would not have a Material Adverse Effect; each of the Company and its Subsidiaries and Affiliated Entities is in compliance with the terms and conditions of all such licenses, certificates, authorizations and permits in all material respects; such licenses, certificates, authorizations and permits are valid and in full force and effect and contain no materially burdensome restrictions or conditions not described in the Time of Sale Prospectus; neither the Company nor any of its Subsidiaries or Affiliated Entities has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization, declaration or permit that, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect; neither the Company nor any of its Subsidiaries or Affiliated Entities has any reason to believe that any such license, certificate, authorization, declaration or permit will not be renewed in the ordinary course except for such failure to renew that would not have a Material Adverse Effect.

(jj) No Transaction or Other Taxes. No transaction, stamp, capital or other issuance, registration, transaction, transfer, withholding or other taxes or duties are payable by or on behalf of the Underwriters to the government of the PRC, Hong Kong, the British Virgin Islands or Cayman Islands or any political subdivision or taxing authority thereof in connection with (i) the issuance, sale and delivery of the Shares by the Company or the deposit of the Shares with the Depositary and the Custodian, as defined in the Deposit Agreement (the “Custodian”), the issuance of the American Depositary Shares by the Depositary, and the delivery of the American Depositary Shares to or for the account of the Underwriters, (ii) the purchase from the Company of the Shares and the initial sale and delivery of the American Depositary Shares representing the Shares to purchasers thereof by the Underwriters, or (iii) the execution, delivery or performance of this Agreement or the Deposit Agreement; except that Cayman Islands stamp duty may be payable in the event that this Agreement or the Deposit Agreement is executed in or brought within the jurisdiction of the Cayman Islands.

(kk) Independent Accountants. KPMG Huazhen LLP, whose reports on the consolidated financial statements of the Company are included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are independent registered public accountants with respect to the Company as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board.

(ll) Financial Statements. The financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes and schedules thereto, present fairly the consolidated financial position of the Company as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company for the periods specified and have been prepared in compliance as to form in all material respects with the applicable accounting requirements of the Securities Act and the related rules and regulations adopted by the Commission and in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial data contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not included as required; and the Company, the Subsidiaries and Affiliated Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations) not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(mm) Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Time of Sale Prospectus and the Prospectus accurately and fairly describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult subjective or complex judgment; (ii) the material judgments and uncertainties affecting the application of critical accounting policies; (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; (iv) all material trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur; and (v) all off-balance sheet commitments and arrangements of the Company and its Subsidiaries and Affiliated Entities, if any. The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Time of Sale Prospectus and the Prospectus and have consulted with its independent accountants with regards to such disclosure.

(nn) Internal Controls and Compliance with the Sarbanes-Oxley Act. The Company, its Subsidiaries and Affiliated Entities and the Company’s Board of Directors (the “Board”), upon the effectiveness of the Registration Statement, are and, upon the completion of the offering of the Shares, will be, in compliance with the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) and all applicable rules of the NYSE. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with all applicable laws and regulations including without limitation the Securities Act, the Exchange Act, the Sarbanes-Oxley Act, the rules and regulations of the Commission, the rules of the NYSE and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are, or upon consummation of the offering of the Shares, will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with the rules of the NYSE. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Except as disclosed in the Time of Sale Prospectus, the Company has not publicly disclosed or reported to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, such laws and regulations, or any matter which, if determined adversely, would have a Material Adverse Effect. Each of the Company’s independent directors meets the criteria for “independence” under the Sarbanes-Oxley Act, the rules and regulations of the Commission and the rules of NYSE.

(oo) Absence of Accounting Issues. The Company has not received any notice, oral or written, from its Board of Directors or Audit Committee stating that it is reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Board of Directors or Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior two fiscal years; or (iii) any Internal Control Event.

(pp) Operating and Other Data. All operating and other data pertaining to the Company disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus are true and accurate in all material respects.

(qq) Third-party Data. Any statistical, industry-related and market-related data included in the Time of Sale Prospectus or Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

(rr) Registration Statement Exhibits. There are no statutes, contracts, legal or governmental proceedings or other documents of a character required to be described in the Registration Statement, the ADS Registration Statement or the Form 8-A Registration Statement or, in the case of documents, to be filed as exhibits to the Registration Statement, that are not described in all material respects or filed as required.

(ss) No Unapproved Marketing Documents. The Company has not distributed or authorized the distribution of, and, prior to the later to occur of any delivery date and completion of the distribution of the Shares and ADSs, will not distribute or authorize the distribution of any offering material in connection with the offering and sale of the Shares and ADSs other than the preliminary prospectus filed as part of the Registration Statement or as part of any amendment thereto, the Prospectus and any issuer free writing prospectus to which the Representatives have consented, as set forth on Schedule II hereto.

(tt) Stock Options. With respect to the stock options (the “Stock Options”) granted by the Company, (i) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, and (ii) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company.

(uu) Payments of Dividends; Payments in Foreign Currency. Except as described in the Time of Sale Prospectus, (i) none of the Company nor any of its Subsidiaries or Affiliated Entities is prohibited, directly or indirectly, from (1) paying any dividends or making any other distributions on its share capital, or (2) making or repaying any loan or advance to the Company or any other Subsidiary or Affiliated Entities or (3) transferring any of its properties or assets to the Company or any other Subsidiary or Affiliated Entities; and (ii) all dividends and other distributions declared and payable upon the share capital of the Company or any of its Subsidiaries or Affiliated Entities (1) may be paid in, or freely converted into foreign currency that may be freely transferred out of such person’s jurisdiction of incorporation, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in such person’s jurisdiction of incorporation or tax residence; and (2) are not and will not be subject to withholding, value-added or other taxes under the currently effective laws and regulations of such person’s jurisdiction of incorporation, without the necessity of obtaining any consents, approvals, authorizations, orders, registration, clearances or qualifications of or with any court or governmental agency or body having jurisdiction over such person.

(vv) Compliance with PRC Overseas Investment and Listing Regulations. Except as described in the Time of Sale Prospectus and the Prospectus, each of the Company and its Subsidiaries and Affiliated Entities has complied, and has made reasonable efforts to cause each of its shareholders, directors and officers that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, as known by the Company, to comply, with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange (the “SAFE”)) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each such person that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, as known by the Company, to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE).

(ww) M&A Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations or implementation rules in connection with or related thereto (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and the State Administration of Foreign Exchange on August 8, 2006 and amended on June 22, 2009, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel, and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. Except as described in the Time of Sale Prospectus and the Prospectus, the issuance and sale of the Shares and the American Depositary Shares, the listing and trading of the American Depositary Shares on the Nasdaq Global Market and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement (i) are not and will not be, as of the date hereof or at the Closing Date or an Option Closing Date (as defined in Section 4 and Section 2, respectively), as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules and (ii) do not require the prior approval of the CSRC.

(xx) Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(yy) Absence of Manipulation. None of the Company, the Subsidiaries or Affiliated Entities or to the knowledge of the Company, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action which was designed to cause or result in, or that has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares and the American Depositary Shares.

(zz) No Sale, Issuance and Distribution of Shares. Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(aaa) No Immunity. None of the Company, the Subsidiaries or Affiliated Entities or any of their respective properties, assets or revenues has any right of immunity, under the laws of the Cayman Islands, the British Virgin Islands, Hong Kong, the PRC or the State of New York, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any Cayman Islands, the British Virgin Islands, Hong Kong, PRC, New York or United States federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, any of the Subsidiaries or Affiliated Entities or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Subsidiaries and Affiliated Entities waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 18 of this Agreement and Section [7.7] of the Deposit Agreement.

(bbb) Validity of Choice of Law. The choice of the laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands and the PRC and will be recognized and given effect to by the courts of the Cayman Islands and the PRC in any action brought before a court of competent jurisdiction in the Cayman Islands or the PRC. The Company has the power to submit, and pursuant to Section 18 of this Agreement and Section [7.7] of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in The City of New York or The State of New York (as the case may be) (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 18 of this Agreement and Section [7.7] of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement or the offering of the Shares or the American Depositary Shares in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 18 hereof and Section [7.7] of the Deposit Agreement.

(ccc) Enforceability of Judgment. Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be recognized and enforced against the Company, without re-examination or review of the merits of the underlying dispute by the courts of the Cayman Islands or the PRC, or the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands or the courts of the PRC, provided that (i) with respect to courts of the Cayman Islands (a) such New York Court had proper jurisdiction over the parties subject to such judgment; (b) such judgment was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) such judgment is not in respect of taxes, a fine or a penalty; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands, and (ii) with respect to courts of the PRC, (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the PRC, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties and (D) an action between the same parties in the same matter is not pending in any PRC court at the time the lawsuit is instituted in a foreign court. The Company is not aware of any reason why the enforcement in the Cayman Islands or the PRC of such a New York Court judgment would be, as of the date hereof, contrary to natural justice of the public policy of the Cayman Islands or the PRC.

(ddd) The Company believes that it was not a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes for its most recent taxable year and it does not expect to be a PFIC for its current taxable year or in the foreseeable future.

(eee) No Finder’s Fee. There are no contracts, agreements or understandings between the Company or its subsidiaries or Affiliated Entities and any person that would give rise to a valid claim against the Company or its subsidiaries or Affiliated Entities or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering, or any other arrangements, agreements, understandings, payments or issuance with respect to the Company or its subsidiaries or Affiliated Entities or any of their respective officers, directors, shareholders, partners, employees or affiliates that may affect the Underwriters’ compensation as determined by the Financial Industry Regulatory Authority (“FINRA”).

(fff) No FINRA Affiliations. There are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of its subsidiaries or Affiliated Entities or any of their respective officers, directors or, to the knowledge of the Company, 5% or greater security holders or, to the knowledge of the Company, any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date that the Registration Statement was initially submitted to the Commission.

(ggg) Depositary Side Letter. The Company has executed a side letter (the “Depositary Side Letter”) addressed to the Depositary, instructing the Depositary not to accept any shareholder’s deposit of Ordinary Shares in the Company’s American Depositary Receipt facility or issue any new American Depositary Receipts evidencing the American Depositary Shares to any shareholder or any third party, unless consented to by the Company.

(hhh) Tax Filings. (A) The Company and each of its Subsidiaries and Affiliated Entities have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which adequate reserves have been created in the financial statements of the Company). (B) No tax deficiency has been determined adversely to the Company or any of its Subsidiaries or Affiliated Entities that has had (nor does the Company nor any of its Subsidiaries or Affiliated Entities have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries or Affiliated Entities and which could reasonably be expected to have) a Material Adverse Effect. (C) The charges, accruals and reserves on the books and in the financial statements of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not, individually or in the aggregate, result in a Material Adverse Effect. (D) All local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by the Company or any of the Subsidiaries or Affiliated Entities as described in the Time of Sale Prospectus and the Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC, except to the extent of any violation that would not, individually or in the aggregate, result in a Material Adverse Effect.

(iii) Forward-looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus (including all amendments and supplements thereto) has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel to the Underwriters in connection with the offering shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at US$[•] per ADS (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by the Company as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to [•] Additional Shares in the form of [•] ADSs at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per ADS equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at US$[•] per ADS (the “Public Offering Price”) [and to certain dealers selected by you at a price that represents a concession not in excess of US$[•] per ADS under the Public Offering Price[, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of US$[•] an ADS, to any Underwriter or to certain other dealers].

4. Payment and Delivery. Payment for the Firm Shares to be sold by the Company shall be made to the Company in Federal or other funds immediately available in New York City against issuance of such Firm Shares for the respective accounts of the several Underwriters at [10:00 a.m.], New York City time, on [•], 2019, or at such other time on the same or such other date, not later than [•], 2019, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against issuance of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [•], 2019 as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be issued to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law.

5. Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date and each Option Closing Date, as the case may be, are subject to the condition that the Registration Statement shall have become effective not later than [4:00 p.m.] (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or an Option Closing Date, as the case may be, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries and Affiliated Entities, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The representations and warranties of the Company contained in this Agreement and any certificates delivered pursuant to this Agreement shall be true and correct as of the Closing Date and each Option Closing Date, and the Company shall have complied with all of the agreements, performed all of its obligations and satisfied all of the conditions hereunder on its part that are required to be complied with, performed or satisfied on or before the Closing Date and each Option Closing Date.

(c) The Representatives shall have received on the Closing Date or an Option Closing Date, as the case may be, a certificate, dated such date and signed by the chief executive officer of the Company and the principal financial and accounting officer of the Company in the form of Exhibit C hereto, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of such date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date; and with respect to such other matters as the Representatives any reasonably require. The officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened.

(d) The Representatives shall have received on the Closing Date or an Option Closing Date, as the case may be, a certificate, dated such date and signed by the principal financial and accounting officer of the Company with respect to certain operating data and financial figures contained in the Registration Statement, in the form of Exhibit D hereto.

(e) The Representatives shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion and a negative assurance letter of Cooley LLP, U.S. counsel for the Company, dated such date, in form and substance satisfactory to the Representatives.

(f) The Representatives shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of CYL & Partners, Hong Kong counsel for the Company, dated such date, in form and substance satisfactory to the Representatives.

(g) The Representatives shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Maples and Calder (Hong Kong) LLP, British Virgin Islands counsel for the Company, dated such date, in form and substance satisfactory to the Representatives.

(h) The Representatives shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel for the Company, dated such date, in form and substance satisfactory to the Representatives.

(i) The Representatives shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Global Law Office, PRC counsel for the Company, dated such date, in form and substance satisfactory to the Representatives, together with a consent letter in form and substance satisfactory to the Representatives permitting the Company to provide such opinion to the Underwriters.

At the request of the Company, the opinions of counsel for the Company described above (except for the opinion of the PRC counsel for the Company) shall be addressed to the Underwriters and shall so state therein.

(j) The Representatives shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion and a negative assurance letter of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Underwriters, dated such date, in form and substance reasonably satisfactory to the Representatives.

(k) The Representatives shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Tian Yuan Law Firm, PRC counsel for the Underwriters, dated such date, in form and substance reasonably satisfactory to the Representatives.

(l) The Representatives shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Emmet, Marvin & Martin, LLP, counsel for the Depositary, dated such date, in form and substance reasonably satisfactory to the Representatives.

(m) The Underwriters shall have received, on the date hereof and on the Closing Date or an Option Closing Date, as the case may be, a letter dated such date, in form and substance satisfactory to the Underwriters, from KPMG Huazhen LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(n) The Lock-up Letters, each substantially in the form of Exhibit A hereto, signed by the persons and entities set forth in Schedule III hereto relating to sales and certain other dispositions of Ordinary Shares or ADSs or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or an Option Closing Date, as the case may be.

(o) The Company and the Depositary shall have executed and delivered the Deposit Agreement, which shall be in full force and effect on the Closing Date and each Option Closing Date. The Company and the Depositary shall have taken all actions necessary to permit the deposit of the Shares and the issuance of the American Depositary Shares representing such Shares in accordance with the Deposit Agreement.

(p) The Depositary shall have furnished or caused to be furnished to the Representatives a certificate of one of its authorized officers satisfactory to the Representatives with respect to the deposit with it of the Shares against issuance of the American Depositary Shares, the execution, issuance, countersignature and delivery of the American Depositary Shares pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(q) The Company shall have entered into a side letter, substantially in the form set forth in Exhibit E hereto, instructing the Depositary, for a period of 180 days after the date of the Prospectus (the “Restricted Period”), not to accept Ordinary Shares for deposit under the Deposit Agreement for the purpose of issuance of ADSs unless the Company has consented to such deposit.

(r) The Company shall have entered into an undertaking letter relating to the director lock-up, in form and substance reasonably satisfactory to the Representatives.

(s) The American Depositary Shares representing the Shares shall have been approved for listing on the Nasdaq Global Market. In addition, on or prior to the Closing Date, the Shares shall be eligible for clearance and settlement through the facilities of DTC.

(t) If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall have filed a Rule 462 Registration Statement with the Commission in compliance with Rule 462(b) promptly after 4:00 p.m., New York City time, on the date of this Agreement, and the Company shall have at the time of filing either paid to the Commission the filing fee for the Rule 462 Registration Statement or given irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(u) The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective.

(v) No stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement, any Rule 462 Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(w) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions contemplated hereby.

(x) On the Closing Date or an Option Closing Date, as the case may be, the Representatives and counsel for the Underwriters shall have received such information, documents, certificates and opinions as they may reasonably require for the purposes of enabling them to pass upon the accuracy and completeness of any statement in the Registration Statement, the Time of Sale Prospectus and the Prospectus, issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained. The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of such documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

(y) The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably requests. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Option Closing Date or otherwise.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act.

(b) To furnish to the Representatives, without charge, copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(f) or 6(g) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(c) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(d) To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(e) Without the prior written consent of the Representatives, not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request; provided, however, that nothing contained herein shall require the Company to qualify as a foreign corporation or file a general consent to service of process in any jurisdiction.

(i) To advise the Representatives promptly and confirm such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement, any Time of Sale Prospectus, Prospectus or free writing prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement or the ADS Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible.

(j) To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date hereof which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(k) During the period when the Prospectus is required to be delivered under the Securities Act, to file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder; during the five-year period after the date of this Agreement, to furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and to furnish to the Representatives (i) as soon as available, a copy of each report of the Company filed with or furnished to the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its EDGAR reporting system, it is not required to furnish such reports or statements filed through EDGAR to the Underwriters.

(l) To apply the net proceeds to the Company from the sale of the ADSs in the manner set forth under the heading “Use of Proceeds” in the Time of Sale Prospectus and to file such reports with the Commission with respect to the sale of the ADSs and the application of the proceeds therefrom as may be required by Rule 463 under the Securities Act; not to invest, or otherwise use the proceeds received by the Company from its sale of the ADSs in such a manner (i) as would require the Company or any of its subsidiaries or Affiliated Entities to register as an investment company under the 1940 Act, and (ii) that would result in the Company being not in compliance with any applicable laws, rules and regulations of the State Administration of Foreign Exchange of the PRC.

(m) Not to, and to cause each of its subsidiaries and Affiliated Entities not to, take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs.

(n) To indemnify and hold harmless the Underwriters against any transaction, stamp, documentary, capital or other issuance, registration, transfer, withholding or other similar taxes or duties, including any interest and penalties, on the creation, issuance and sale of the ADSs or Shares and on the execution and delivery of or the performance of the obligations under, this Agreement and the Deposit Agreement. All payments to be made by the Company hereunder shall be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(o) To comply with the terms of the Deposit Agreement so that the American Depositary Shares will be issued by the Depositary and delivered to each Underwriter’s participant account in DTC, pursuant to this Agreement on the Closing Date and each applicable Option Closing Date.

(p) The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares within the meaning of the Securities Act and (b) completion of the Restricted Period referred to in Section 7(x).

(q) The Company (i) will not attempt to avoid any judgment in connection with this Agreement obtained by it, applied to it, or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) will use its reasonable efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Shares, if any; and (iii) will use its reasonable efforts to obtain and maintain all approvals, if any, required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(r) To comply with the PRC Overseas Investment and Listing Regulations, and to use its reasonable efforts to cause holders of its ordinary shares that are, or that are directly or indirectly owned or controlled by, Chinese residents or Chinese citizens, to the best knowledge of the Company after due inquiry, to comply with the PRC Overseas Investment and Listing Regulations applicable to them, including, without limitation, requesting each such shareholder to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE).

(s) To implement and maintain content control and other measures in compliance with PRC laws and regulations concerning information dissemination on the Internet and user privacy protection.

(t) If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(u) The Company agrees (1) to cause each director or officer, or holder of share-based awards under the Company’s equity incentive plans who has not entered into a Lock-up Letter contemplated hereunder to be subject to and comply with all of the restrictions set forth in such Lock-up Letter, (2) not to instruct its share registrar to give effect to any share transfers directly or indirectly by any shareholder during the Restricted Period which are not in compliance with the Lock-up Letter, and (3) not to release the Depositary from any of its obligations set forth in the Depositary Side Letter, or otherwise amend, terminate or fail to enforce, the Depositary Side Letter or consent to any deposit under the Deposit Agreement unless with the prior written consent of the Lock-up Agent during the Restricted Period.

(v) Without the prior written consent of the Lock-up Agent, the Company will not, during the Restricted Period, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares, ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs (the “Lock-up Securities”), or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares, ADSs or such other securities, in cash or otherwise, or (3) publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such swap or other arrangements, or (4) file any registration statement with the Commission relating to the offering of any Lock-up Securities. The restrictions contained in this paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuances of Lock-up Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, as disclosed in the Time of Sale Prospectus and the Prospectus, (c) the grant of options to purchase Shares or other share-based compensation pursuant to share incentive plans or employee share option plans existing on the date hereof and described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, provided that any such options or share-based compensation will not be transferable and will not vest or become exercisable or the restriction on which will not be removed during the Restricted Period, (d) the issuance, upon the exercise of equity awards outstanding as of the date hereof as described in the Time of Sale Prospectus and the Prospectus, provided that each such holder of the equity awards has executed a Lock-up Letter substantially in the form of Exhibit A hereto, or (e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ADSs or Shares, provided that (i) such plan does not provide for the transfer of ADSs or Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of ADSs or Shares may be made under such plan during the Restricted Period.

(w) Each of the Representatives on behalf of the Underwriters hereby agrees that the Lock-up Agent may, in its sole discretion, determine any waiver or release of any lock-up restriction for any officer, director, shareholder or option holder or Ordinary Shares or ADSs. If the Lock-up Agent in its sole discretion, agrees to release or waive the restrictions set forth in a Lock-up Letter described in Section 5(n) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

7. Expenses. [Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants in connection with the registration and delivery of the ADSs and Shares represented thereby under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the ADSs and Shares represented thereby to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the ADSs and Shares represented thereby under state securities laws and all expenses in connection with the qualification of the ADSs and Shares represented thereby for offer and sale under state securities laws as provided in Section 6(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees incurred in connection with the review and qualification of the offering of the ADSs and Shares represented thereby by FINRA, (v) all costs and expenses incident to listing the ADSs and Shares represented thereby on the Nasdaq Global Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on Testing-the-Waters Communication, any “road show” undertaken in connection with the marketing of the offering of the ADSs and Shares represented thereby, including, without limitation, expenses associated with the preparation or dissemination of any Testing-the-Waters Communication, electronic road show, expenses associated with the production of any Testing-the-Waters Communication, road show slides and graphics, expenses associated with hosting investor meetings or luncheons, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, and travel, meals and lodging expenses of any such consultants and the Company’s representatives and officers, [and the cost of any aircraft chartered in connection with the road show,] (ix) the document production charges and expenses associated with printing this Agreement, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Shares or ADSs by them and any advertising expenses connected with any offers they may make.]

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and its affiliates (within the meaning of Section 405 under the Securities Act), and their respective directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities, or any action in respect thereof (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the ADS Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto. The Company acknowledges that the names of the underwriters, their respective addresses and the concession figures as set out in the [third and nineteenth] paragraphs under the heading “Underwriting” in the Registration Statement, the Time of Sale Prospectus, and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion thereof.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless (x) such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to, or any admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(c)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter under this Agreement exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Market, the Nasdaq Global Select Market, the Nasdaq Capital Market or other relevant exchanges, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other government authority, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, the PRC, Hong Kong or the Cayman Islands or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State, PRC, Hong Kong or Cayman Islands or other relevant foreign country authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, pursuant to Section 9 hereof, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares and ADSs, represents the entire agreement between the Company, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares and ADSs.

(b) The Company acknowledges that in connection with the offering of the Shares and ADSs: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares and ADSs. The Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement.

12. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.

13. Successors. This Agreement shall be binding upon the Underwriters, the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons and the indemnified parties. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

14. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

16. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

17. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives at Morgan Stanley & Co. LLC, 1585 Broadway, New York, NY 10036, United States, Attention: Equity Syndicate Desk, with a copy to the Legal Department; Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, United States, Attention: Gabriel Xia; UBS Securities LLC, 1285 Avenue Of The Americas, New York, NY 10019, United States, Attention: Syndicate; China International Capital Corporation Hong Kong Securities Limited, 29th Floor, One International Finance Center, 1 Harbour View Street, Central, Hong Kong, Attention: Yang Lan, Tele: +852 54957312; and AMTD Global Markets Limited, 23/F-25/F, Nexxus Building, 41 Connaught Road Central, Hong Kong, Attention: Capital Markets & Advisory and if to the Company shall be delivered, mailed or sent to [18/F, Unit B2, Kexing Science Park, 15 Keyuan Road, Technology Park, Nanshan District, Shenzhen, 518057, People’s Republic of China, Attention: [Ms. Jing Meng].

18. Submission to Jurisdiction; Appointment of Agents for Service. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “New York Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement or the offering of the Shares and ADSs (each, a “Related Proceeding”). The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(a) The Company hereby irrevocably appoints Law Debenture Corporate Services Inc., with offices at 810 2nd Avenue, Suite 403, New York, NY 10017 as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as its agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

19. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company pursuant to this Agreement with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company, as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

20. Taxes. (a) If any sum payable by the Company under this Agreement is subject to tax in the hands of an Underwriter or Representative (each “Taxable Person”) or taken into account as a receipt in computing the taxable income of that Taxable Person (excluding net income taxes on underwriting commissions payable hereunder), the Company shall pay such additional amount as will ensure that the Taxable Persons shall be left with the sum it would have had in the absence of such tax.

(b) All sums payable by the Company under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case the Company shall pay such additional amount as will result in the receipt by each Taxable Person of the full amount that would have been received had no deduction or withholding been made.

(c) All sums payable to a Taxable Person shall be considered exclusive of any value added or similar taxes. Where the Company is obliged to pay value added or similar tax on any amount payable hereunder to a Taxable Person, the Company shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax.

(d) Without prejudice to the generality of the foregoing, if a Taxable Person is required by any PRC government authority to pay any taxes imposed by the PRC government or any political subdivision or taxing authority thereof or therein (“PRC Taxes”) as a result of this Agreement, the Company will pay an additional amount to such Taxable Person so that the full amount of such payments as agreed herein to be paid to such Taxable Person is received by such Taxable Person and will further, if requested by such Taxable Person, use commercially reasonable efforts to give such assistance as such Taxable Person may reasonably request to assist such Taxable Person in discharging its obligations in respect of such PRC Taxes, including by making filings and submissions on such basis and such terms as such Taxable Person may reasonably request, promptly making available to such Taxable Person notices received from any PRC governmental authority and, subject to the receipt of funds from such Taxable Person, by making payment of such funds on behalf of such Taxable Person to the relevant PRC government authority in settlement of such PRC Taxes. In the event the Company must pay any such PRC Taxes to a relevant taxing authority, the Company shall forward to such Taxable Person an official receipt or a copy of the official receipt issued by the taxing authority or other document evidencing such payment.

21. Recognition of the U.S. Special Resolution Regimes (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Very truly yours,

Fangdd Network Group Ltd.

By:
Name:
Title:

Accepted as of the date hereof

Morgan Stanley & Co. LLC

Citigroup Global Markets Inc.

UBS Securities LLC

China International Capital Corporation Hong Kong Securities Limited

Acting severally on behalf of themselves and the

    several Underwriters named in Schedule I hereto

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	Citigroup Global Markets Inc.

By:
Name:
Title:

By:	UBS Securities LLC

By:
Name:
Title:

By:
Name:
Title:

By:	China International Capital Corporation Hong Kong Securities Limited

By:
Name:
Title:

By:	AMTD Global Markets Limited

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC	[	•]
Citigroup Global Markets Inc.	[	•]
UBS Securities LLC	[	•]
China International Capital Corporation Hong Kong Securities Limited	[	•]
AMTD Global Markets Limited

Total:	[	•]

II-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus issued October 23, 2019

2.	[Identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.	[Free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

4.

[Orally communicated pricing information such as price per share and size of offering if a Rule 134 pricing term sheet is used at the time of sale instead of a pricing term sheet filed by the Company under Rule 433(d) as a free writing prospectus]

III-1

SCHEDULE III

List of Officers, Directors, Shareholders and Others Entering into Lock-up Letters

1. Directors and Officers

Yi Duan

Xi Zeng

Jiancheng Li

Li Xiao

Ronald Cao

Zhe Wei

Johnny Kar Ling Ng

Huaxin Wen

2. Existing Shareholders

CC NETWORK INTERNATIONAL LTD

ZX INTERNATIONAL LTD

TIANYU NETWORK INTERNATIONAL LTD

XUANYU NETWORK INTERNATIONAL LTD

ZHOULI NETWORK INTERNATIONAL LTD

FANGDD LUYING INTERNATIONAL LTD

FANGDD DECENT INTERNATIONAL LTD.

FANGDD SHARECAPITAL INTERNATIONAL LTD

CA-JAIC China Internet Fund II, L.P.

Merlinano Limited

Lightspeed China Partners I, L.P.

Lightspeed China Partners I-A, L.P.

Victory Pacific Resources Limited

Gracious Metropolis Investment Limited

Elite Capital Investment Limited

Excellent Space Limited

Greyhound Investment Ltd.

Joyful Spirit Investment Ltd.

Max Keen Dragon Limited

SHANYING CAPITAL (HONG KONG) LIMITED

EVOKE CAPITAL LLC

LXY Network International Ltd

WH Network International LTD

ZYJ Network International Ltd

JZG Network International Limited

ZTG Network International Ltd

TM Network International Ltd

YY Network International Ltd

IV-1

DALI SHINER LTD

3. Holders of Share Incentive Awards

Top 30 option holders collectively holding no less than 80% of the share-based awards outstanding on the date hereof, as disclosed in the Time of Sale Prospectus and the Prospectus.

IV-2

SCHEDULE IV

List of Subsidiaries

Fangdd International Holding Ltd. (British Virgin Islands)

Fangdd Network Holding Ltd. (Hong Kong)

Shenzhen Fangdd Information Technology Co., Ltd. (深圳市房多多信息技术有限公司) (People’s Republic of China)

Shanghai Fangdd Information Technology Co., Limited (上海房多多信息科技有限公司)

Shanghai Fangdd Software Technology Co., Limited (上海房多多软件科技有限公司)

List of Affiliated Entities

Shenzhen Fangdd Network Technology Co., Ltd. (深圳市房多多网络科技有限公司) (People’s Republic of China)

Shanghai Fanghaoduo Network Technology Co., Limited (上海房好多网络科技有限公司)

Guangzhou Fangmanman Network Technology Co., Limited (广州市房满满网络科技有限公司)

Shenzhen Haofanghui Network Technology Co., Limited (深圳市好房汇网络科技有限公司)

Nanjing Fanghaoduo Network Technology Co., Limited (南京房好多网络科技有限公司)

Hangzhou Haofanghui Network Technology Co., Limited (杭州好房汇网络科技有限公司)

Suzhou Fanghaoduo Network Technology Co., Limited (苏州房好多网络科技有限公司)

Shenzhen Huijiazhu Asset Management Co., Limited (深圳市回家住资产管理有限责任公司)

V-1

Shanghai Nuancheng Network Technology Co., Limited (上海暖城网络科技有限公司)

Shenzhen Qianhai Duoduojia Finance Service Co., Limited (深圳前海多多家金融服务有限公司)

Shenzhen Fangdd Internet Finance Service Co., Limited (深圳市房多多互联网金融服务有限公司)

Wuhu Fangrong Network Small Loan Co., Limited (芜湖房融网络小额贷款有限公司)

Shanghai Fangdd Network Technology Co., Limited (上海房多多网络科技有限公司)

Shanghai Fangdiantong Network Technology Co., Limited (上海房点通网络科技有限公司)

Shanghai Fangdd Internet Technology Co., Limited (上海房多多互联网科技有限公司)

Nanjing Fangdd Network Technology Co., Limited (南京房多多网络科技有限公司)

Xi’an Fangdd Network Technology Co., Limited (西安房多多网络科技有限公司)

Hainan Fangleduo Network Technology Co., Limited (海南房乐多网络科技有限公司)

Kunming Fangdd Real Estate Agent Co., Limited (昆明房多多房地产经纪有限公司)

Shenzhen Dingdongyun Smart Home Co., Limited (深圳市叮咚云智能家居有限公司)

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EXHIBIT A

FORM OF LOCK-UP LETTER

[•], 2019

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

United States

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

United States

UBS Securities LLC

1285 Avenue Of The Americas

New York, NY 10019

United States

China International Capital Corporation Hong Kong Securities Limited

29th Floor, One International Finance Center

1 Harbour View Street

Central, Hong Kong

AMTD Global Markets Limited

23/F-25/F, Nexxus Building

41 Connaught Road Central

Hong Kong

as Representatives of the several Underwriters named in Schedule I to the Underwriting Agreement

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., UBS Securities LLC, China International Capital Corporation Hong Kong Securities Limited and AMTD Global Markets Limited (“Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Fangdd Network Group Ltd., a Cayman Islands corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of Class A ordinary shares (the “Shares”), par value US$0.0000001 per share (the “Ordinary Shares”), of the Company in the form of American Depositary Shares (“ADS”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley & Co. LLC (the “Lock-up Agent”) on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or ADSs, whether now or hereafter, beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Ordinary Shares or ADSs or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares, ADSs or such other securities, in cash or otherwise, or (3) publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such swap or other arrangements or (4) file any registration statement with the Commission relating to the offering of any Ordinary Shares, ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs. The foregoing sentence shall not apply to (a) transactions relating to Ordinary Shares, ADSs or other securities acquired in the Public Offering or in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Ordinary Shares, ADSs or other securities acquired in such open market transactions, (b) transfers of Ordinary Shares to The Bank of New York Mellon, as Depositary, solely for the purpose of converting such Ordinary Shares into restricted American Depositary Shares that are not freely tradeable in open market, whose restrictive legend shall not be removed prior to the end of the Restricted Period and whose holder shall have entered into a Lock-up Letter substantially in the form of this letter, (c) transfers of Ordinary Shares, ADSs or any security convertible into or exercisable or exchangeable for Ordinary Shares or ADSs as a bona fide gift, or through will or intestacy, or to immediate family members, to any trust for the direct or indirect benefit of the undersigned or any immediate family member of the undersigned, or to any entity beneficially owned and controlled by the undersigned, provided that any such transfer shall not involve a disposition of value or (d) distributions of Ordinary Shares, ADSs or any security convertible into or exercisable or exchangeable for Ordinary Shares or ADSs to limited partners, stockholders or “affiliates” (as such term is defined in Rule 12b-2 under the Exchange Act) of the undersigned; provided that any such transfer shall not involve a disposition of value, and provided, further, that in the case of any transfer or distribution pursuant to clause (c) or (d), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Ordinary Shares or ADSs, shall be required or shall be voluntarily made during the Restricted Period, or (e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares or ADSs, provided that (i) such plan does not provide for the transfer of Ordinary Shares or ADSs during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares or ADSs may be made under such plan during the Restricted Period. In addition, the undersigned agrees that, without the prior written consent of the Lock-up Agent on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for, or exercise any right with respect to, the registration of any Ordinary Shares, ADSs or any security convertible into or exercisable or exchangeable for Ordinary Shares or ADSs. The undersigned also agrees and consents that the Company will not instruct its transfer agent and registrar to give effect to any transfers of Ordinary Shares or ADSs held by the undersigned except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares or ADSs, the Lock-up Agent will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Lock-up Agent to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This letter agreement shall automatically terminate and be of no further force and effect on the earlier of (i) the date that the Company advises the Representatives in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (ii) subsequent to signing the Underwriting Agreement, the Underwriting Agreement (other than the provisions thereof which survive termination) is terminated prior to payment for and delivery of the ADSs to be sold under the Public Offering, (iii) if the registration statement filed with the SEC in connection with the Public Offering is withdrawn or (iv) December 31, 2019 if the Public Offering has not been completed by or before such date.

This letter is governed by, and to be construed in accordance with, the law of the State of New York, without regard to the conflict of laws principles thereof.

The undersigned is a director or officer of the Company, or a record or beneficial owner of American Depositary Shares, Ordinary Shares, or securities convertible into or exercisable or exchangeable for the American Depositary Shares or Ordinary Shares. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

Very truly yours,

(Name)

(Address)

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

[•], 2019

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Fangdd Network Group Ltd. (the “Company”) of [•] Class A ordinary shares, par value US$0.0000001 (the “Ordinary Shares”), of the Company in the form of [•] American Depositary Shares and the lock-up letter dated [•], 2019 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [•], 2019, with respect to [•] Ordinary Shares (the “Shares”).

Morgan Stanley & Co. LLC hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [•], 20[19][20]; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,

Morgan Stanley & Co. LLC

Acting on behalf of the several Underwriters named in Schedule I to the Underwriting Agreement

By:
Name:
Title:

cc: Company

FORM OF PRESS RELEASE

Fangdd Network Group Ltd.

[•], 2019

Fangdd Network Group Ltd. (the “Company”) announced today that Morgan Stanley & Co. LLC, on behalf of the underwriters in the Company’s recent public sale of [•] ordinary shares, in the form of [•] American Depositary Shares, of the Company are [waiving][releasing] a lock-up restriction with respect to [•] ordinary shares (the “Shares”) of the Company held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on [•], 2019, and the Shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

EXHIBIT C

FANGDD NETWORK GROUP LTD

OFFICERS’ CERTIFICATE

[•], 2019

Pursuant to section 5(c) of the Underwriting Agreement (defined below), we, Yi Duan, the chairman of the board of directors and chief executive officer, and Huaxin Wen, the principal financial and accounting officer, of Fangdd Network Group Ltd, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), do hereby certify as follows:

1. The representations and warranties of the Company contained in the Underwriting Agreement are true and correct; and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied thereunder on or prior to such Closing Date.

2. No stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of my knowledge after reasonable investigation, are contemplated by the Commission.

3. [The Rule 462 Registration Statement satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission.]

4. Subsequent to the date of the latest audited financial statements in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there hasn’t been any material adverse change, nor any development or event involving a prospective material adverse change, except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

Terms defined in the underwriting agreement dated [•], 2019 (the “Underwriting Agreement”), entered into by and among the Company, and Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., UBS Securities LLC, China International Capital Corporation Hong Kong Securities Limited and AMTD Global Markets Limited, as representatives of the several Underwriters named in Schedule I thereto, and not otherwise defined herein are used herein as defined therein.

(Signature Page Follows)

C-1

In WITNESS WHEREOF, the undersigned have duly executed and delivered this Officers’ Certificate as of the date first written above.

Yi Duan

Huaxin Wen

C-2

EXHIBIT D

FANGDD NETWORK GROUP LTD.

PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER’S CERTIFICATE

[•], 2019

I, Huaxin Wen, the principal financial and accounting officer of Fangdd Network Group Ltd., an exempted company incorporated and existing under the laws of the Cayman Islands with limited liability (the “Company”), am providing this Officer’s Certificate in connection with the initial public offering (the “Offering”) of the American depositary shares, each representing 25 Class A ordinary shares, par value US$0.0000001 per share, of the Company, pursuant to Section 5(d) of the underwriting agreement (the “Underwriting Agreement”), dated [•], 2019, entered into by and among the Company, and Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., UBS Securities LLC, China International Capital Corporation Hong Kong Securities Limited and AMTD Global Markets Limited, as the representatives of the several underwriters named in Schedule I thereto (the “Underwriters”), and I hereby certify as follows:

1. I am familiar with the business, operational and accounting record systems and internal controls over financial reporting of the Company.

2. I have reviewed the circled amounts, percentages, ratios and other data identified by you on the pages of each of the Time of Sale Prospectus and the Prospectus relating to the Offering attached hereto as Annex A (the “Data”) and have compared the amount, percentages, ratios or data to, or computed the amount, percentage, ratio or data from, the Company’s operational and accounting books and records prepared by the Company’s operations and finance personnel, or the corresponding data and other business records maintained by the Company (collectively, the “Company Records”), as applicable, for the periods, or as of the dates, indicated.

3. I hereby confirm that the Data have been verified against the Company Records, such Data are true, complete and accurate (giving effect to rounding where applicable).

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Underwriting Agreement. This certificate is to assist the Underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the Offering.

(Signature Page Follows)

D-1

In WITNESS WHEREOF, the undersigned has duly executed and delivered this Officer’s Certificate as of the date first written above.

Huaxin Wen

D-2

EXHIBIT E

FANGDD NETWORK GROUP LTD.

FORM OF DEPOSITARY SIDE LETTER

[•], 2019

The Bank of New York Mellon

    [•]

Ladies and Gentlemen:

Reference is hereby made to that certain deposit agreement, dated as of [•], 2019 (the “Deposit Agreement”), by and among Fangdd Network Group Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), The Bank of New York Mellon, as Depositary (the “Depositary”), and all Holders and Beneficial Owners of American Depositary Shares issued thereunder. All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Deposit Agreement.

The Company hereby instructs the Depositary, as contemplated in Section [•] of the Deposit Agreement, for a period beginning from [•], 2019, which is the date of the prospectus in relation to the public offering of the ADSs, and continuing and including the date 180 days thereafter (the “Lock-up Period”), not to accept Shares for deposit under Section [•] of the Deposit Agreement for the purpose of issuance of ADSs unless the Company has consented to such deposit. For the avoidance of doubt, this letter shall not affect (i) transfers of Shares to the Depositary solely for the purpose of converting such Shares into restricted ADSs that are not freely tradeable in open market, whose restrictive legend shall not be removed prior to the end of the Lock-up Period and whose holder shall have entered into a lock-up letter substantially in the form contained in that certain underwriting agreement, dated as of [•], 2019, by and among the Company and the representatives of the several underwriters named therein, or (ii) the rights of holders and beneficial owners of ADS to cancel their ADSs, withdraw the underlying shares and/or re-deposit such shares as provided in the general instructions to Form F-6 registration statement.

This letter shall terminate upon the expiration of the Lock-up Period.

Fangdd Network Group Ltd.

By:
Name:
Title:

E-1